UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2019

SeaWorld Entertainment, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9205 South Park Center Loop, Suite 400 Orlando, Florida		32819
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 226-5011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SEAS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and Director

On September 13, 2019, Gustavo Antorcha, Chief Executive Officer of SeaWorld Entertainment, Inc. (“SeaWorld” or the “Company”), informed the Company of his intention to resign from such position with the Company and from any office or directorship at any affiliated entity of SeaWorld and to resign as a member of the Company’s Board of Directors (the “Board”). Mr. Antorcha informed the Company that his resignation was due to disagreements over the Board’s involvement in the decision making at the Company.

Mr. Antorcha will cease to serve as Chief Executive Officer effective immediately and his resignation from the Board will be effective as of the same date. The Board approved a decrease in the number of directors constituting the full Board from eight to seven, effective upon Mr. Antorcha’s resignation. Mr. Antorcha is not entitled to, and informed the Company that he is not seeking, any severance benefits in connection with his departure.

Appointment of Interim Chief Executive Officer

On September 15, 2019, the Board appointed Marc G. Swanson, the Company’s Chief Financial Officer and Treasurer, to serve as Interim Chief Executive Officer, effective immediately. Mr. Swanson is expected to serve until the Company completes a search and appoints a new Chief Executive Officer.

Mr. Swanson, 48, was appointed as Chief Financial Officer and Treasurer of the Company in August 2017. Prior to that, Mr. Swanson had served as Chief Accounting Officer since 2012 and served as interim Chief Financial Officer from June 2015 until September 2015 and as interim Chief Financial Officer and Treasurer from August 1, 2017 until his permanent appointment later that same month. Previously, he was Vice President Performance Management and Corporate Controller of SeaWorld Parks & Entertainment from 2011 to 2012, the Corporate Controller of Busch Entertainment Corporation from 2008 to 2011 and the Vice President of Finance of Sesame Place from 2004 to 2008. Mr. Swanson is a member of the board of trustees of the Orlando Science Center. Mr. Swanson holds a bachelor’s degree in accounting from Purdue University and a master’s degree in business administration from DePaul University, and is a Certified Public Accountant.

In connection with Mr. Swanson’s appointment as Interim Chief Executive Officer, the Board approved:

(i) an increase in Mr. Swanson’s annual base salary from $350,000 to $400,000,

(ii) an increase in Mr. Swanson’s annual bonus (x) target to 150% of base salary (Tier 1) solely for the period of the fiscal year Mr. Swanson serves as Interim Chief Executive Officer (Mr. Swanson will continue to be eligible to receive a target of 80% of base salary (Tier 2) for any portion of the fiscal year Mr. Swanson is employed but not as Interim Chief Executive Officer) and (y) to account for the increase in Mr. Swanson’s base salary beginning on September 15, 2019 (collectively, the “Swanson Annual Bonus”),

(iii) a one-time grant of restricted stock units with a grant date value of $500,000 that vests with respect to 50% on the first anniversary of the date of the grant and the remaining 50% on the second anniversary of the date of grant, subject to Mr. Swanson’s continued employment on each such vesting date; provided that any unvested portion of the restricted stock units shall vest upon a termination of employment by the Company without “cause” (as defined in such restricted stock unit agreement), and

(iv) Mr. Swanson’s eligibility for a special discretionary bonus payable in cash and/or equity, if at all, no later than the last day of the year in which Mr. Swanson ceases to serve as Interim Chief Executive Officer and determined based on a number of factors, including time served as Interim Chief Executive Officer, determined by the Board in its sole discretion.

In addition, Mr. Swanson will be treated as a “Tier 1” employee under the Company’s Key Employee Severance Plan if his employment is terminated by the Company without “cause” during his service as Interim Chief Executive Officer (and for a period of six months immediately thereafter).

The Swanson Annual Bonus shall be payable consistent with the Company’s current annual incentive program, 50% in cash and 50% in performance stock units. The portion of the increase in the Swanson Annual Bonus payable in performance stock units will be based on the grant date fair market value.

Appointment of Interim Chief Financial Officer

In connection with the appointment of Mr. Swanson as Interim Chief Executive Officer, the Board appointed Elizabeth C. Gulacsy, the Company’s Chief Accounting Officer, to serve as Interim Chief Financial Officer, effective immediately. Ms. Gulacsy will continue to serve as the Company’s Chief Accounting Officer.

Ms. Gulacsy, 45, was appointed Chief Accounting Officer of the Company in August 2017. Prior to that, Ms. Gulacsy served as Corporate Vice President, Financial Reporting since 2016 and Director, Financial Reporting from 2013 to 2016. Prior to joining the Company, from 2011 to 2013, Ms. Gulacsy served as Chief Accounting Officer and Corporate Controller for Cross Country Healthcare, Inc., from 2006 to 2011 she served as their Director of Corporate Accounting and from 2002 to 2006 as their Assistant Controller. Prior to that time, Ms. Gulacsy was an Audit Manager for Ernst & Young LLP. Ms. Gulacsy is a member of the Board of Directors for the SeaWorld & Busch Gardens Conservation Fund. Ms. Gulacsy holds a bachelor’s degree and master’s degree in accounting from the University of Florida and is a Certified Public Accountant.

In connection with Ms. Gulacsy’s appointment as Interim Chief Financial Officer, the Board approved :

(i) an increase in Ms. Gulacsy’s annual base salary from $220,000 to $250,000,

(ii) an increase in Ms. Gulacsy’s annual bonus (x) target to 80% of base salary (Tier 2) solely for the period of the fiscal year Ms. Gulacsy serves as Interim Chief Financial Officer (Ms. Gulacsy will continue to be eligible to receive a target of 60% of base salary (Tier 3) for any portion of the fiscal year Ms. Gulacsy is employed but not as Interim Chief Financial Officer) and (y) to account for the increase in Ms. Gulacsy’s base salary beginning on September 15, 2019 (collectively, the “Gulacsy Annual Bonus”),

(iii) a one-time grant of restricted stock units to be granted with a grant date value of $275,000 that vests with respect to 50% on the first anniversary of the date of the grant and the remaining 50% on the second anniversary of the date of grant, subject to Ms. Gulacsy’s continued employment on each such vesting date; provided that any unvested portion of the restricted stock units shall vest upon a termination of employment by the Company without “cause” (as defined in such restricted stock unit agreement), and

(iv) Ms. Gulacsy’s eligibility for a special discretionary bonus payable in cash and/or equity, if at all, no later than the last day of the year in which Ms. Gulacsy ceases to serve as Interim Chief Financial Officer and determined based on a number of factors, including time served as Interim Chief Financial Officer, determined by the Board in its sole discretion.

The Gulacsy Annual Bonus shall be payable consistent with the Company’s current annual incentive program, 50% in cash and 50% in performance stock units. The portion of the increase in the Gulacsy Annual Bonus payable in performance stock units will be based on the grant date fair market value.

Neither the selection of Mr. Swanson to serve as Interim Chief Executive Officer nor the selection of Ms. Gulacsy to serve as Interim Chief Financial Officer was pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between either Mr. Swanson or Ms. Gulacsy and any director or executive officer of the Company, and there are no transactions between either of Mr. Swanson or Ms. Gulacsy and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

A press release announcing the departure of Mr. Antorcha and the appointments of Mr. Swanson as Interim Chief Executive Officer and Ms. Gulacsy as Interim Chief Financial Officer is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

99.1	Press release dated September 16, 2019
104	Cover page interactive data filed (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: September 16, 2019	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary